Exhibit 10.5
FIRST LIEN PLEDGE AND SECURITY AGREEMENT
made by
GLOBAL MONITORING SYSTEMS, INC.
in favor of
AMERICAN CAPITAL FINANCIAL SERVICES, INC.,
as First Lien Agent
Dated as of January 1, 2006
First Lien Pledge and Security Agreement

FIRST LIEN PLEDGE AND SECURITY AGREEMENT
               THIS FIRST LIEN PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated as of, made by Global Monitoring Systems, Inc., a Delaware corporation (the “Grantor”), in favor of American Capital Financial Services, Inc., a Delaware corporation (“ACFS”), as administrative and collateral agent for the Secured Parties (as defined herein) (in such capacity, the “First Lien Agent”).
RECITALS:
               A. Reference is made to the guarantees dated as of the date hereof, made (i) by Grantor in favor of ACFS with respect to the debt obligations of Global Dosimetry Solutions, Inc. (“GDS”) (the “GDS Guaranty”); (ii) by Grantor in favor of ACFS with respect to the debt obligations of Dosimetry Acquisitions (U.S.), LLC (“Dosimetry”) and Grantor (the “Dosimetry Guaranty”), and (iii) by Grantor in favor of ACFS with respect to the debt obligations of IST Acquisitions, Inc. (“IST,” and together with GDS and Dosimetry, the “Borrowers”) and Parent (the “IST Guaranty,” and together with the Dosimetry Guaranty and the GDS Guaranty, the “Guarantees”). Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the GDS Guaranty.
               B. Pursuant to the Guarantees, the Grantor has agreed to guaranty the payment and performance of the obligations of each of the Borrowers under their respective debt instruments.
               C. In order to secure its performance of the Guarantees, the Grantor has agreed to grant to First Lien Agent, as collateral agent for the Secured Parties, a Lien on and security interest in all of the Grantor’s assets and properties, whether now or hereafter existing, owned or acquired, all pursuant to the terms of this Agreement.
               NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:
SECTION 1. DEFINED TERMS
          1.1 Definitions. The following terms used herein shall have the meanings as defined in the Maryland UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.
               The following terms shall have the following meanings:
          “Agreement” means this First Lien Pledge and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
          “Collateral” has the meaning assigned to such term in Section 2.

          “Collateral Account” means any deposit account established by the First Lien Agent as provided in Section 5.1.
          “Copyrights” means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (b) the right to obtain all renewals thereof.
          “Copyright Licenses” means any written agreement naming the Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
          “Deposit Account” means “deposit account” as such term is defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.
          “Excluded Assets” the collective reference to (i) any contract, General Intangible, Copyright License, Patent License or Trademark License (“Intangible Assets”), in each case to the extent the grant by the relevant Grantor of a security interest pursuant to this Agreement in the Grantor’s right, title and interest in such Intangible Asset (A) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such Intangible Asset, (B) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder or (C) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained; provided, that in any event any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) subject to Section 9-406 of the Maryland UCC, and (ii) Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock” set forth in this Section 1.1.
          “Event of Default” means an event of default under any of the Guaranteed Obligations.
          “Foreign Subsidiary” means any Subsidiary organized under the laws of any jurisdiction outside the United States of America.
          “Foreign Subsidiary Voting Stock” means the voting Capital Stock of any Foreign Subsidiary.
          “Grantor Obligations” means with respect to the Grantor, the collective reference to all obligations and liabilities of the Grantor which may arise under or in connection with this Agreement (including, without limitation, Section 2), the Guarantees, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the First

Lien Agent or to any Secured Party that are required to be paid by the Grantor pursuant to the terms of this Agreement).
          “Guaranteed Obligations” means the collective reference to (i) the obligations of the Grantor under the Guarantees and (ii) all other obligations and liabilities of the Grantors, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the First Lien Agent or to the Secured Parties that are required to be paid by the Grantor pursuant to the terms of this Agreement).
          “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Intercompany Note” means any promissory note evidencing loans made by Grantor to any parent entity or any of its subsidiaries.
          “Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the Maryland UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock” in this Section 1.1) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.
          “Issuers” means the collective reference to each issuer of any Investment Property.
          “Maryland UCC” means the Uniform Commercial Code as from time to time in effect in the State of Maryland.
          “Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.
          “Patent License” means all agreements, whether written or oral, providing for the grant by or to the Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.
          “Pledged Collateral” has the meaning assigned to such term in Section 2.2(a).
          “Pledged Interests” means the limited liability company interests listed on Schedule 1, together with any other certificates, options or rights of any nature whatsoever in respect of the limited liability company interests of any Person that may be issued or granted to, or held by, the Grantor while this Agreement is in effect.
          “Pledged Notes” means all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to the Grantor and all other promissory notes issued to or held by the Grantor (other than promissory notes issued in connection with extensions of trade credit by the Grantor in the ordinary course of business).
          “Pledged Securities” means the collective reference to the Pledged Interests, Pledged Notes and the Pledged Stock.
          “Pledged Stock” means the shares of Capital Stock listed on Schedule 1, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, the Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.
          “Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the Maryland UCC on the date hereof and, in any event, including, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
          “Receivable” means any right to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
          “Secured Parties” means the First Lien Agent and its successors and assigns.
          “Security Interest” has the meaning assigned to such term in Section 2.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.
          “Trademark License” means any agreement, whether written or oral, providing for the grant by or to the Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5.
          1.2 Other Definitional Provisions. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this

Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the Grantor’s Collateral or the relevant part thereof.
SECTION 2. GRANT OF SECURITY INTEREST
          2.1 Security Interest in Personal Property. The Grantor hereby mortgages, pledges, hypothecates, assigns and transfers to the First Lien Agent, and hereby grants to the First Lien Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a lien on and a continuing security interest (the “Security Interest”), in all of the following property now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Grantor Obligations:
(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all Deposit Accounts;

(d)	all Documents;

(e)	all Equipment;

(f)	all General Intangibles;

(g)	all Instruments;

(h)	all Intellectual Property, together with all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark License;

(i)	all Inventory;

(j)	all Investment Property;

(k)	Vehicles;

(l)	all Letter-of-Credit Rights;

(m)	all Commercial Tort Claims to the extent they have been notified to the First Lien Agent pursuant to Section 4.12;

          (n) all Goods and personal property not otherwise described above whether tangible or intangible and wherever located;
          (o) all books and records pertaining to the Collateral;
          (p) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Supporting Obligations in respect of any of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; and
          (q) all property of the Grantor held by the First Lien Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the First Lien Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of the Grantor or as to which the Grantor may have any right or power;
provided, that the Collateral shall not include any Excluded Assets or any leasehold interest of the Grantor.
          2.2 Pledge of Pledged Collateral.
          (a) The Grantor hereby assigns and pledges to the First Lien Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of the Grantor’s right, title and interest in, to and under (i) the Pledged Securities; (ii) subject to Section 5.3, all payments of dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon conversion of, and all other Proceeds received in respect of the Pledged Securities; (iii) subject to Section 5.3, all rights and privileges of the Grantor with respect to the securities and other property referred to in clauses (i) and (ii) above; and (iv) all Proceeds of any of the foregoing (the items in clauses (i) through (iv) above being collectively referred to as the “Pledged Collateral”);
          (b) The Grantor agrees to promptly deliver or cause to be delivered to First Lien Agent any and all Pledged Stock. Upon delivery to the First Lien Agent, (i) any Pledged Stock shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to First Lien Agent and by such other instruments and documents as the First Lien Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as First Lien Agent may reasonably request. Each delivery of Pledged Stock shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule 1 and made a part hereof; provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Collateral. Each schedule so delivered shall supplement any prior schedules so delivered.
          2.3 It being understood that the Security Interest is granted as security only and shall not subject the First Lien Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of the Collateral.
SECTION 3. REPRESENTATIONS AND WARRANTIES

          3.1 Title; No Other Liens. The Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the First Lien Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement. It is understood and agreed that the Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by the Grantor. For purposes of this Agreement and the other Transaction Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the First Lien Agent and each Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the First Lien Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.
          3.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) will constitute valid perfected security interests in all of the Collateral in favor of the First Lien Agent, for the ratable benefit of the Secured Parties, as collateral security for the Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of the Grantor and any Persons purporting to purchase any Collateral from the Grantor and (b) except as aforesaid, are prior to all other Liens on the Collateral in existence on the date hereof.
          3.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, the Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of the Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 2. The Grantor has furnished to the First Lien Agent a certified charter, certificate of incorporation or other organization document and good standing certificate as of a date which is recent to the date hereof.
          3.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 3.
          3.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.
          3.6 Investment Property.
          (a) The shares of Pledged Stock pledged by the Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by the Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.
          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.
          (c) The Pledged Interests constitute all the issued and outstanding limited liability company interests of each Issuer owned by the Grantor.
          (d) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          (e) Schedule 1 correctly sets forth the percentage of the issued and outstanding shares of each class of Capital Stock of the Issuer thereof represented by such Pledged Stock.
          (f) The Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person.
          (g) By virtue of the execution and delivery by the Grantor of this Agreement, when any Pledged Stock is delivered to the First Lien Agent in accordance with this Agreement, the First Lien Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Stock as security for the payment and performance of the Obligations; and
          (h) The pledge affected hereby is effective to vest in the First Lien Agent, for the benefit of the Secured Parties, the rights of the First Lien Agent in the Pledged Collateral as set forth herein.
          3.7 Receivables.
          (a) No material amount payable to the Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the First Lien Agent to the extent required by Section 4.2.
          (b) The amounts represented by the Grantor to the Secured Parties from time to time as owing to the Grantor in respect of the Receivables will at such times be accurate in all material respects.
          3.8 Intellectual Property.
          (a) On the date hereof, all material Intellectual Property of the Grantor described on Schedule 4 is valid, subsisting, unexpired and enforceable in accordance with its terms and applicable law, has not been abandoned and to Grantor’s knowledge, does not infringe the intellectual property rights of any other Person, except as would not be reasonably expected to have a Material Adverse Effect.
          (b) Except as set forth in Schedule 4, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which the Grantor is the licensor or franchisor, except as would not be reasonably expected to have a Material Adverse Effect.
          (c) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or the Grantor’s rights in, any

Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect
          (d) No action or proceeding is pending, or, to the knowledge of the Grantor, threatened, on the date hereof which, if adversely determined, would have a Material Adverse Effect.
SECTION 4. COVENANTS
               The Grantor covenants and agrees with the First Lien Agent that, from and after the date of this Agreement until the Guaranteed Obligations shall have been paid in full:
          4.1 Delivery of Instruments and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the First Lien Agent, duly indorsed in a manner satisfactory to the First Lien Agent, to be held as Collateral pursuant to this Agreement; provided that the Grantor shall not be obligated to deliver to the First Lien Agent any Instruments or Chattel Paper held by the Grantor at any time to the extent that the aggregate face amount of all such Instruments and Chattel Paper held by the Grantor at such time does not exceed $100,000.
          4.2 Maintenance of Insurance.
          (a) The Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the First Lien Agent and (ii) insuring the Grantor, the First Lien Agent and the Secured Parties against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the First Lien Agent and the Lenders.
          (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the First Lien Agent of written notice thereof, (ii) name the First Lien Agent as insured party or loss payee, (iii) if reasonably requested by the First Lien Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the First Lien Agent.
          4.3 Payment of Obligations. The Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of the Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

          4.4 Maintenance of Perfected Security Interest; Further Documentation.
          (a) The Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.
          (b) The Grantor will furnish to the First Lien Agent from time to time statements and schedules further identifying and describing the assets and property of the Grantor and such other reports in connection with the Collateral as the First Lien Agent may reasonably request, all in reasonable detail.
          (c) At any time and from time to time, upon the written request of the First Lien Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the First Lien Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the Security Interests and (ii) in the case of Investment Property, Deposit Accounts and Letter of Credit Rights, taking any actions necessary to enable the First Lien Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.
          (d) The Grantor shall have possession of the Collateral, except where as expressly otherwise provided in this Agreement or where the First Lien Agent chooses to perfect its security interest by possession in addition to the filing of a financing statement and other filing or recording documents or instruments with respect to the Collateral.
          (e) Except for statutory landlord liens regarding existing leases entered into by the Grantor, the Grantor agrees that it shall not permit any Collateral to be in the possession or control of any warehouseman, bailee, agent, landlord or processor at any time unless such warehouseman, bailee, agent, landlord or processor shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance satisfactory to the First Lien Agent, that such warehouseman, bailee, agent, landlord or processor holds the Collateral for the benefit of the First Lien Agent subject to the Security Interest and shall act upon the instructions of the First Lien Agent without further consent from the Grantor, and that such warehouseman, bailee, agent, landlord or processor further agrees to waive and release any Lien held by it with respect to such Collateral, whether arising by operation of law or otherwise.
          4.5 Changes in Name, etc. The Grantor will not, except upon 10 days’ prior written notice to the First Lien Agent and delivery to the First Lien Agent of all additional executed financing statements and other documents reasonably requested by the First Lien Agent to maintain the validity, perfection and priority of the Security Interest:
          (a) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3; or

          (b) change its name.
          4.6 Notices. The Grantor will advise the First Lien Agent and the Lenders promptly, in reasonable detail, of:
          (a) any Lien (other than security interests created hereby) on any of the Collateral which would adversely affect the ability of the First Lien Agent to exercise any of its remedies hereunder; and
          (b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Security Interest.
          4.7 Investment Property.
          (a) If the Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Securities, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the First Lien Agent and the Secured Parties, hold the same in trust for the First Lien Agent and the Secured Parties and deliver the same forthwith to the First Lien Agent in the exact form received, duly indorsed by the Grantor to the First Lien Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Grantor and with, if the First Lien Agent so requests, signature guaranteed, to be held by the First Lien Agent, subject to the terms hereof, as additional collateral security for the Grantor Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the First Lien Agent to be held by it hereunder as additional collateral security for the Grantor Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the First Lien Agent, be delivered to the First Lien Agent to be held by it hereunder as additional collateral security for the Grantor Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the First Lien Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of the Grantor, as additional collateral security for the Grantor Obligations.
          (b) Without the prior written consent of the First Lien Agent, the Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, unless such securities are delivered to the First Lien Agent, concurrently with the issuance thereof, to be held by the First Lien Agent as Collateral, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the Security Interest or (iv) enter into any agreement or undertaking restricting the right or ability of the Grantor or the First Lien Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.
          (c) The Grantor shall cause such Issuer to execute and deliver to the First Lien Agent a signed instrument in the form of Annex I hereto.
          (d) The Grantor (i) confirms that none of the terms of any equity interest issued by an Issuer that is a partnership or a limited liability company provides that such equity interest is a “security” within the meaning of Sections 8-102 and 8-103 of the Maryland UCC (a “Security”), (ii) agrees that it will cause such Issuer to take no action to cause or permit any such equity interest to become a Security, (iii) agrees that it will cause such Issuer not to issue any certificate representing any such equity interest and (iv) agrees that if, notwithstanding the foregoing, any such equity interest shall be or become a Security, the Grantor will instruct such Issuer to comply with instructions originated by the First Lien Agent without further consent by the Grantor.
          4.8 Receivables.
          (a) Other than in the ordinary course of business consistent with its past practice, the Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
          (b) The Grantor will deliver to the First Lien Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.
          4.9 Intellectual Property.
          (a) The Grantor (either itself or through licensees) will (i) continue to maintain and preserve each Trademark material to its business, (ii) maintain the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Laws and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
          (b) The Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent material to its business may become forfeited, abandoned or dedicated to the public.
          (c) The Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. The Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyright may fall into the public domain.
          (d) The Grantor (either itself or through licensees) will not do any act that knowingly causes any material Intellectual Property to infringe the intellectual property rights of any other Person.
          (e) The Grantor will notify the First Lien Agent immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property material to its business may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding the Grantor’s ownership of, or the validity of, any Intellectual Property material to its business or the Grantor’s right to register the same or to own and maintain the same.
          (f) Whenever the Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, the Grantor shall report such filing to the First Lien Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the First Lien Agent, the Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the First Lien Agent may request to evidence the First Lien Agent’s and the Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of the Grantor relating thereto or represented thereby.
          (g) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party and such action could reasonably be expected to have a Material Adverse Effect, the Grantor shall (i) take such actions as the Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) notify the First Lien Agent after it learns thereof.
          4.10 Vehicles. (a) No Vehicle shall be removed from the state that has issued the certificate of title and/or ownership therefor for a period in excess of four (4) months.
          (b) Within 30 days after the date hereof, and, with respect to any Vehicles acquired by the Grantor subsequent to the date hereof, within thirty (30) days after the date of acquisition thereof, all applications for certificates of title and/or ownership indicating the Agent’s first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Agent shall deem advisable to perfect its security interests in the Vehicles.
          4.11 Commercial Tort Claims. If the Grantor shall at any time commence a suit, action or proceeding with respect to any Commercial Tort Claim held by it with a value that the Grantor reasonably believes to be of $500,000 or more, the Grantor shall promptly notify the First Lien Agent thereof in a writing signed by the Grantor and describing the details thereof and shall grant to the First Lien Agent for the benefit of the Secured Parties in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the First Lien Agent.
SECTION 5. REMEDIAL PROVISIONS
          5.1 Certain Matters Relating to Receivables.
          (a) The First Lien Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the First Lien Agent may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the First Lien Agent’s request and at the expense of the Grantor, the Grantor shall cause independent public accountants or others satisfactory to the First Lien Agent to furnish to the First Lien Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.
          (b) Subject to Section 4.4, the First Lien Agent hereby authorizes the Grantor to collect the Grantor’s Receivables, subject to the First Lien Agent’s direction and control after the occurrence and during the continuance of an Event of Default, and the First Lien Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the First Lien Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by the Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by the Grantor in the exact form received, duly indorsed by the Grantor to the First Lien Agent if required, in a Collateral Account maintained under the sole dominion and control of the First Lien Agent, subject to withdrawal by the First Lien Agent for the account of the Secured Parties only as provided in Section 5.4, and (ii) until so turned over, shall be held by the Grantor in trust for the First Lien Agent and the Secured Parties, segregated from other funds of the Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (c) At the First Lien Agent’s request, the Grantor shall deliver to the First Lien Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.
          (d) At any time after the occurrence and during the continuance of an Event of Default, the Grantor will cooperate with the First Lien Agent to establish a system of lockbox accounts, under the sole dominion and control of the First Lien Agent, into which all Receivables shall be paid and from which all collected funds will be transferred to a Collateral Account.

          5.2 Communications with Obligors: Grantors Remain Liable.
          (a) The First Lien Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the First Lien Agent’s satisfaction the existence, amount and terms of any Receivables.
          (b) Upon the request of the First Lien Agent at any time after the occurrence and during the continuance of an Event of Default, the Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the First Lien Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the First Lien Agent.
          (c) Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Receivables (or any agreement giving rise thereto) to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the First Lien Agent nor any Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the First Lien Agent or any Secured Party of any payment relating thereto, nor shall the First Lien Agent or any Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
          5.3 Pledged Stock
          (a) Unless an Event of Default shall have occurred and be continuing and the First Lien Agent shall have given notice to the relevant Grantor of the First Lien Agent’s intent to exercise its corresponding rights pursuant to Section 5.3(b), the Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the First Lien Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Guaranty or this Agreement.
          (b) If an Event of Default shall occur and be continuing and the First Lien Agent shall give notice of its intent to exercise such rights to the Grantor (i) the First Lien Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Grantor Obligations in the order set forth in Section 5.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the First Lien Agent or its nominee, and the First Lien Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Grantor or the First Lien Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the First Lien Agent may determine), all without liability except to account for property actually received by it, but the First Lien Agent shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
          (c) The Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by the Grantor hereunder to (i) comply with any instruction received by it from the First Lien Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the First Lien Agent.
          5.4 Proceeds to be Turned Over to First Lien Agent. In addition to the rights of the First Lien Agent and the Secured Parties specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by the Grantor consisting of cash, checks and Instruments shall be held by the Grantor in trust for the First Lien Agent and the Secured Parties, segregated from other funds of the Grantor, and shall, forthwith upon receipt by the Grantor, be turned over to the First Lien Agent in the exact form received by the Grantor (duly indorsed by the Grantor to the First Lien Agent, if required). All Proceeds received by the First Lien Agent hereunder shall be held by the First Lien Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the First Lien Agent in a Collateral Account (or by the Grantor in trust for the First Lien Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.
          5.5 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the First Lien Agent’s election, the First Lien Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, in payment of the Grantor Obligations as follows:
          First, pro rata based on the aggregate principal amount outstanding among the Guaranteed Obligations.
          Second, to the Grantor or to such other Person as a court of competent jurisdiction may direct.

          5.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the First Lien Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Grantor Obligations, all rights and remedies of a secured party under the Maryland UCC or any other applicable law. Without limiting the generality of the foregoing, the First Lien Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the First Lien Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The First Lien Agent or any Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. The Grantor further agrees, at the First Lien Agent’s request, to assemble the Collateral and make it available to the First Lien Agent at places which the First Lien Agent shall reasonably select, whether at the Grantor’s premises or elsewhere. The First Lien Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6 with respect to the Grantor’s Collateral, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral of the Grantor or in any way relating to the Collateral of the Grantor or the rights of the First Lien Agent and the Secured Parties hereunder with respect thereto, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations of the Grantor, in the order specified in Section 5.5, and only after such application and after the payment by the First Lien Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the Maryland UCC, need the First Lien Agent account for the surplus, if any, to the Grantor. To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the First Lien Agent or any Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
          5.7 Registration Rights.
          (a) If the First Lien Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.6, and if in the opinion of the First Lien Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the First Lien Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the First Lien Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the First Lien Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.
          (b) The Grantor recognizes that the First Lien Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The First Lien Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (c) The Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Laws. The Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the First Lien Agent and the Secured Parties, that the First Lien Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against the Grantor, and the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.
          5.8 Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Grantor Obligations and the fees and disbursements of any attorneys employed by the First Lien Agent or any Secured Party to collect such deficiency.
SECTION 6. THE AGENT
          6.1 First Lien Agent’s Appointment as Attorney-in-Fact, etc.
          (a) The Grantor hereby irrevocably constitutes and appoints the First Lien Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, the Grantor hereby gives the First Lien Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do any or all of the following:
                    (i) in the name of the Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the First Lien Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
                    (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the First Lien Agent may request to evidence the First Lien Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of the Grantor relating thereto or represented thereby;
                    (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
                    (iv) execute, in connection with any sale provided for in Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
                    (v) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the First Lien Agent or as the First Lien Agent shall direct;
                    (vi) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
                    (vii) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;
                    (viii) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;
                    (ix) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral;

                    (x) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the First Lien Agent may deem appropriate;
                    (xi) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the First Lien Agent shall in its sole discretion determine;
                    (xii) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the First Lien Agent were the absolute owner thereof for all purposes, and do, at the First Lien Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things that the First Lien Agent deems necessary to protect, preserve or realize upon the Collateral and the First Lien Agent’s and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do; and
                    (xiii) license or sublicense whether on an exclusive or non-exclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the First Lien Agent shall in its sole judgment determine and, in connection therewith, the Grantor hereby grants to the First Lien Agent for the benefit of the Secured Parties a royalty-free, world-wide irrevocable license of its Intellectual Property.
               Notwithstanding anything in this Section 6.1(a) to the contrary, the First Lien Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.
               (b) If the Grantor fails to perform or comply with any of its agreements contained herein, the First Lien Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
               (c) The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interest is released.
               (d) Notwithstanding anything to the contrary in this Section 6, the First Lien Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6 unless it does so in accordance with, and to the extent consistent with, the terms of the Intercreditor Agreement.
          6.2 Duty of First Lien Agent. The First Lien Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Maryland UCC or otherwise, shall be to deal with it in the same manner as the First Lien Agent deals with similar property for its own account. Neither the First Lien Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the First Lien Agent and the Secured Parties hereunder are solely to protect the First Lien Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the First Lien Agent or any Secured Party to exercise any such powers. The First Lien Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          6.3 Authorization of Financing Statements. Pursuant to any applicable law, the Grantor authorizes the First Lien Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as the First Lien Agent determines appropriate to perfect the Security Interests. The Grantor authorizes the First Lien Agent to use the collateral description “all personal property,” other than the Excluded Assets, or “all assets,” other than the Excluded Assets, in any such financing statements. The Grantor hereby ratifies and authorizes the filing by the First Lien Agent of any financing statement with respect to the Collateral made prior to the date hereof.
          6.4 Authority of First Lien Agent. The Grantor acknowledges that the rights and responsibilities of the First Lien Agent under this Agreement with respect to any action taken by the First Lien Agent or the exercise or non-exercise by the First Lien Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement, as between the First Lien Agent and the Grantors, the First Lien Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 7. MISCELLANEOUS
          7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Grantor and the First Lien Agent.
          7.2 Notices. All notices, requests and demands to or upon the First Lien Agent or the Grantor hereunder shall be effected in the manner provided for in Section 11 of the applicable Guaranty.
          7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the First Lien Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the First Lien Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the First Lien Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the First Lien Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          7.4 Enforcement Expenses; Indemnification.
          (a) The Grantor agrees to pay, or reimburse each Secured Party and the First Lien Agent for, all its costs and expenses incurred in collecting against the Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement or the Guarantees.
          (b) The Grantor agrees to pay, and to save the First Lien Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
          (c) The Grantor agrees to pay, and to save the First Lien Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement.
          (d) The agreements in this Section shall survive repayment of the Guaranteed Obligations and all other amounts payable under the Guarantees.
          7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the First Lien Agent and the Secured Parties and their successors and assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the First Lien Agent.
          7.6 Set-Off. The Grantor hereby irrevocably authorizes the First Lien Agent and each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to the Grantor, any such notice being expressly waived by the Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the First Lien Agent or such Secured Party to or for the credit or the account of the Grantor, or any part thereof in such amounts as the First Lien Agent or such Secured Party may elect, against and on account of the obligations and liabilities of the Grantor to the First Lien Agent or such Secured Party hereunder and claims of every nature and description of the First Lien Agent or such Secured Party against the Grantor, in any currency, as the First Lien Agent or such Secured Party may elect, whether or not the First Lien Agent or any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The First Lien Agent and each Secured Party shall notify the Grantor promptly of any such set-off and the application made by the First Lien Agent or such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the First Lien Agent and each Secured Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the First Lien Agent or such Secured Party may have.
          7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          7.10 Integration. This Agreement and the Guarantees represent the agreement of the Grantors, the First Lien Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the First Lien Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the Guarantees.
          7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND.
          7.12 Submission To Jurisdiction; Waivers. The Grantor hereby irrevocably and unconditionally:
          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Maryland, the courts of the United States of America sitting in the State of Maryland, and appellate courts from any thereof;
          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Grantor at the notice address provided in the Guaranty;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.
          7.13 Acknowledgements. The Grantor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Guarantees;
          (b) neither the First Lien Agent nor any Secured Party has any fiduciary relationship with or duty to the Grantor arising out of or in connection with this Agreement or any of the other Transaction Documents, and the relationship between the Grantors, on the one hand, and the First Lien Agent and Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the Guarantees or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.
          7.14 Releases.
          (a) At such time as the Guaranteed Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the First Lien Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such payment and termination, the First Lien Agent shall deliver to such Grantor any Collateral held by the First Lien Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Guaranty, then the First Lien Agent, at the request and sole expense of the Grantor, shall execute and deliver to the Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.
          7.15 WAIVER OF JURY TRIAL. THE GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
*     *     *

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GLOBAL MONITORING SYSTEMS, INC.
By:	/s/ Thomas D. Logan
	Name:	Thomas D. Logan
Title:

GMS Pledge and Security Agreement Signature Page

Schedule 1
to
First Lien Pledge and Security Agreement
DESCRIPTION OF PLEDGED SECURITIES
Pledged Stock:

			No. of	% of Issued and
			Authorized	Outstanding
Grantor	Issuer	Class of Stock	Shares	Shares
Global Monitoring Systems, Inc.	Global Dosimetry Solutions, Inc.			100%
Pledged Interests:

		% of
		Outstanding
Grantor	Issuer	Interests
Global Monitoring Systems, Inc.	Dosimetry Acquisitions (U.S.), LLC	100%

Global Monitoring Systems, Inc.	IST LLC	100%
Pledged Notes:
None

Schedule 2
to
First Lien Pledge and Security Agreement
FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS
Uniform Commercial Code Filings:
▪	Global Monitoring Systems, Inc.: Delaware Secretary of State
Copyright, Patent and Trademark Filings:
Filing of the Trademark Security Agreement with the U.S. Patent and Trademark Office.
Other actions with respect to perfection:
Delivery to the Agent of the original certificates representing the Pledged Stock.

Schedule 3
to
First Lien Pledge and Security Agreement
JURISDICTION OF ORGANIZATION, IDENTIFICATION NUMBER AND
LOCATION OF CHIEF EXECUTIVE OFFICE

	Jurisdiction of		Location of Chief
Grantor	Organization	Identification No.	Executive Office
Global Monitoring Systems, Inc.	Delaware		[there isn’t one yet]

Schedule 4
to
First Lien Pledge and Security Agreement
LOCATIONS OF INVENTORY AND EQUIPMENT
NONE

Schedule 5
to
First Lien Pledge and Security Agreement
INTELLECTUAL PROPERTY
NONE

Annex I
to
First Lien Pledge and Security Agreement
ACKNOWLEDGEMENT AND CONSENT
     The undersigned hereby acknowledges receipt of a copy of the First Lien Pledge and Security Agreement dated as of January 1, 2006 (the “Agreement”), made by the Grantor party thereto for the benefit of American Capital Financial Services, Inc., as agent (the “First Lien Agent”). The undersigned agrees for the benefit of the First Lien Agent and the Lenders as follows:
     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.
     2. The undersigned will notify the First Lien Agent promptly in writing of the occurrence of any of the events described in Section 4.8(a) of the Agreement.
     3. The terms of Sections 4.8, 5.3(a) and 5.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it, or prohibited, pursuant to Section 4.8, 5.3 or 5.7 of the Agreement.

[NAME OF ISSUER]

By
Name:
Title: